UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BIONEUTRAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	26-0745273
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Madison Avenue, Suite 400, Morristown, New Jersey	07960
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-149235

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.00001 Par Value
(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered

The description of the Common Stock of the Registrant is set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on February 14, 2008, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated by reference as though fully set forth herein.

Item 2.    Exhibits

Exhibit No.	Description
3.3	Bylaws of BioNeutral Group, Inc. (formerly known as Moonshine Creations, Inc.) (1)

3.4	Corporate Charter of BioNeutral Group, Inc. (formerly known as Moonshine Creations, Inc.) *

(1)           Incorporated by reference to BioNeutral Group, Inc.'s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 14, 2008.

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIONEUTRAL GROUP, INC.

Date: July 30, 2012	By:	/s/Mark Lowenthal
Mark Lowenthal
Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)